UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 25, 2024
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, Genuine Parts Company (the “Company”) announced that James R. Neill, the Company’s Executive Vice President and Chief Human Resources Officer, has elected to participate in the Company’s voluntary retirement program implemented in connection with the Company’s previously announced global restructuring. Mr. Neill’s retirement will be effective as of April 30, 2024. Following Mr. Neill’s retirement, Mr. Neill will serve as a consultant to the Company through September 30, 2024 (the “Consulting Period”) as described below.

In connection with Mr. Neill’s retirement, the Company will enter into a Separation Agreement and General Release with Mr. Neill (the “Separation Agreement”). Subject to Mr. Neill’s non-revocation of, and continued compliance with, the Separation Agreement, Mr. Neill will be entitled to a cash separation payment equal to the sum of (i) sixty weeks of Mr. Neill’s current base salary, (ii) the cash value of all outstanding unvested long-term incentive awards held by Mr. Neill that would otherwise have been forfeited as a result of his early retirement, based on a Company stock price of $135 per share and (iii) the cash value of certain healthcare benefits and FICA tax obligations as further described in the Separation Agreement. In addition, Mr. Neill will be entitled to the payment of a prorated portion of his annual cash incentive award for the Company’s 2024 fiscal year, if applicable.

In addition, the Company will enter into a Consulting Agreement with Mr. Neill (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Neill will continue to provide advisory services to the Company in order to assist with an orderly transition. As consideration for his services, Mr. Neill will be entitled to an extension through the Consulting Period of his current base salary and a prorated portion of his annual cash incentive award for the Company’s 2024 fiscal year, if applicable.

The retirement benefits to be received by Mr. Neill described above are commensurate with the retirement benefits to be received by other similarly-situated employees of the Company (i.e., based on the employee’s employment level and years of service to the Company) who have elected to participate in the Company’s voluntary retirement program.

The foregoing summaries of the terms of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Consulting Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: March 26, 2024	By:	/s/ Bert Nappier

Name: Bert Nappier
Title: Executive Vice President and CFO